UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2012

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)
Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Hersha Drive
Harrisburg, Pennsylvania 17102
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (717) 236-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 5, 2012, Hersha Hospitality Trust (the “Company”), as parent guarantor, Hersha Hospitality Limited Partnership, as borrower (the “Borrower”), and certain indirect subsidiaries of the Company closed a $400,000,000 three-year, unsecured credit agreement (the “Credit Agreement”) with certain lenders, for whom Citibank, N.A., is acting as administrative agent, Wells Fargo Bank, National Association, is acting as syndication agent, and Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, are acting as joint lead arrangers and joint book running managers (together with the lenders named therein, the “Lenders”), to replace that certain credit agreement dated as of November 5, 2010, among the Company, the Borrower, T.D. Bank, N.A. and various other lenders (the “Original Credit Agreement”). Subject to certain terms and conditions set forth in the Credit Agreement, the Borrower may increase the original principal amount of the Credit Agreement by an additional $150,000,000.  The Borrower has the right to extend the maturity date for the revolving loans for an additional one-year period and for the term loan for two additional one-year periods, in each case subject to the satisfaction of certain conditions. Pursuant to the Credit Agreement, the Company and certain indirect subsidiaries of the Company guarantee to the Lenders all of the obligations of the Borrower and each other guarantor under the Credit Agreement, any notes and the other loan documents, including any obligations under hedging arrangements. From time to time, the Borrower may be required to cause additional subsidiaries to become guarantors under the Credit Agreement.

Subject also to financial covenants and other restrictions referenced below, availability under the Credit Agreement is based on the lesser of (i) the borrowing base value for borrowing base properties and (ii) the ratio of net operating income from borrowing base properties to annual debt service. Twenty-one properties are unencumbered borrowing base properties as of the closing of the Credit Agreement: Hampton Inn, Philadelphia, PA; Hampton Inn, Washington, DC; Hyatt Place, Valley Forge, PA; Residence Inn, Norwood, MA; Residence Inn, Langhorne, PA; Sheraton JFK International Airport, Jamaica, NY; TownePlace Suites, Harrisburg, PA; Candlewood Suites Times Square, New York, NY; Hampton Times Square, New York, NY; Hampton Inn, Hershey, PA; Holiday Inn Express, Camp Springs, MD; Holiday Inn Wall Street, New York, NY; Hampton Inn, Smithfield, RI; Hampton Inn, West Haven, CT; Holiday Inn Express, Cambridge, MA; Holiday Inn Express, Hershey, PA; Residence Inn, Carlisle, PA; Residence Inn, Framingham, MA; Bulfinch Hotel, Boston, MA; The Rittenhouse Hotel, Philadelphia, PA; and Sheraton Wilmington South, Wilmington, DE.  As previously disclosed, the Company’s Holiday Inn Express on Water Street in lower Manhattan experienced flooding and was forced to close as a result of Hurricane Sandy in October 2012.  The Company anticipates the Holiday Inn Express Water Street will remain closed for between two to four weeks, depending on access to resources, while restoration is in process.  As a result, the Holiday Inn Express Water Street will be deemed a borrowing base property after the Borrower provides notice that such property is fully operating, open to the public and not under significant development or redevelopment.  In addition, the nu Hotel in Brooklyn, NY and the Holiday Inn Express, Times Square in New York, NY may also be deemed additional borrowing base properties without approval notice from the Lenders.

The Credit Agreement provides for revolving credit loans to the Company in an initial principal amount of up to $250,000,000 and term loans in a principal amount of up to $150,000,000.  The term loan was funded as a single draw of $100,000,000 on the closing date, and up to $50,000,000 will be available on a delayed draw basis for up to 60 days after the closing date. All borrowings under the Credit Agreement will bear interest at a rate per annum equal to, at the option of the Company, either (i) the greatest of (A) the weighted-average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, plus 0.50% and a margin that fluctuates based upon the Company’s leverage ratio, (B) the rate of interest as publicly announced from time to time by Citibank, N.A. as its prime rate plus a margin that fluctuates based on the Company’s leverage ratio or (C) the Eurodollar Rate (as defined in the Credit Agreement) for a one-month interest period plus 1% and a margin that fluctuates based upon the Company’s leverage ratio or (ii) the Eurodollar Rate (as defined in the Credit Agreement) plus a margin that fluctuates based upon the Company’s leverage ratio. The Credit Agreement also permits the issuance of letters of credit and provides for swingline loans. Letters of credit will bear interest at a rate equal to the Eurodollar Rate plus a margin that fluctuates based upon the Company’s leverage ratio.  The interest rate for the Credit Agreement is based on a pricing grid with a range of 175 to 265 basis points over LIBOR, based on the Company’s leverage ratio.

Concurrent with the closing of the Credit Agreement, the Company funded a $100,000,000 tranche of the term loan at a fixed interest rate of 3.195% for four years.  The Company anticipates funding the remaining $50,000,000 tranche of the term loan prior to December 31, 2012.   The proceeds were used to pay off the existing balance on the Original Credit Agreement, pay off the balance on mortgage loans at six hotel properties, and for general corporate purposes.

The Credit Agreement contains representations, warranties, covenants, terms and conditions customary for transactions of this type, including maximum leverage ratio, maximum secured debt leverage ratio, minimum fixed charge coverage ratio, maximum dividend payout ratio and minimum tangible net worth financial covenants, borrowing base financial covenants, limitations on liens, incurrence of debt, investments, mergers and asset dispositions, covenants to preserve corporate existence and comply with laws, covenants on the use of proceeds of the credit facility and default provisions, including defaults for non-payment, breach of representations and warranties, insolvency, non-performance of covenants, cross-defaults and guarantor defaults. The occurrence of an event of default under the Credit Agreement could result in all loans and other obligations becoming immediately due and payable and the credit facility being terminated and allow the Lenders to exercise all rights and remedies available to them.

Several of the Lenders and their affiliates have provided, and they and other Lenders and their affiliates may in the future provide, various investment banking, commercial banking, fiduciary and advisory services for the Company from time to time for which they have received, and may in the future receive, customary fees and expenses.

A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1
Credit Agreement, dated as of November 5, 2012, among Hersha Hospitality Limited Partnership, as borrower, Hersha Hospitality Trust, as the parent REIT and a guarantor, certain direct or indirect subsidiaries of the borrower, as guarantors, Citibank, N.A., as administrative agent, and the other lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: November 8, 2012	By:	/s/ Ashish R. Parikh
Ashish R. Parikh
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1
Credit Agreement, dated as of November 5, 2012, among Hersha Hospitality Limited Partnership, as borrower, Hersha Hospitality Trust, as the parent REIT and a guarantor, certain direct or indirect subsidiaries of the borrower, as guarantors, Citibank, N.A., as administrative agent, and the other lenders party thereto.